EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION

Organized under the Laws of
First Level Technology LLC	Delaware
InfoAmerica/USA, Inc.	Colorado
NCR European and South American Holdings LLC	Delaware
NCR Self-Service LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Holdings LLC	Delaware
NCR Indonesia LLC	Delaware
NCR Italia Holdings LLC	Delaware
NCR Central Europe LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Michigan LLC	Delaware
NCR Poland LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
NCR EasyPoint LLC	Delaware
Data Pathing Holdings LLC	Delaware
Quantor Holdings LLC	Delaware
The NCR Foundation	Ohio
NCR International, Inc.	Delaware
NCR International Holdings, Inc.	Delaware
NCR Merger Sub Parent, Inc.	Delaware
NCR Scholarship Foundation	Ohio
Data Pathing Incorporated	Delaware
International Investments Inc.	Delaware
The Microcard Corporation	Delaware
The National Cash Register Company	Maryland
North American Research Corporation	Delaware
Old River Software Inc.	Delaware
Prime Nanotech LLC	Delaware
Quantor Corporation	Delaware
Research Computer Services, Inc.	Delaware
Sparks, Inc.	Ohio

NCR Argentina S.R.L.	Argentina
NCR Australia Pty. Limited	Australia
NCR Oesterreich Ges.m.b.H.	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium & Co. SNC	Belgium

Global Assurance Limited NCR Services Limited NCR Treasury Finance Limited NCR Treasury Financing Limited NCR (Bermuda) Holdings Limited NCR Bermuda (2006) Limited	Bermuda Bermuda Bermuda Bermuda Bermuda Bermuda
NCR Brasil Ltda NCR Monydata Ltda.	Brazil Brazil
NCR Canada Ltd.	Canada
NCR Ceska Republika, spol.s.r.o.	Czech Republic
NCR Chile Industrial y Comercial Limitada	Chile
NCR (Shanghai) Technology Services Ltd. NCR (Beijing) Financial Equipment System Co., Ltd. NCR (Guangzhou) Technology Co, Ltd.	China China China
NCR Colombia Ltda	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR Danmark A/S	Denmark
NCR Dominicana C. por A.	Dominican Republic
NCR Finland Oy	Finland
NCR France SNC NCR Antilles S.A.R.L.	France French West Indies
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited NCR (China) Limited	Hong Kong Hong Kong
NCR Magyarorszag Kft.	Hungary
NCR Global Services Center k.f.t.	Hungary
NCR Corporation India Private Limited	India
P. T. NCR Indonesia	Indonesia
NCR Global Holdings Limited NCR Global Solutions Limited NCR International Technology Limited NCR Airside Ireland Limited Labfire Limited	Ireland Ireland Ireland Ireland Ireland
NCR Italia S.r.l.	Italy
NCR Japan, Ltd. NCR Holdings Ltd.	Japan Japan
NCR (Kenya) Limited Afrique Investments Ltd. Data Processing Printing and Supplies Limited	Kenya Kenya Kenya
NCR Korea YH	Korea

NCR (Macau) Limited	Macau
NCR (Malaysia) Sdn. Bhd. EPNCR (Malaysia) Sdn. Bhd. Compu Search Sdn Bhd	Malaysia Malaysia Malaysia
NCR de Mexico, S.A. de C.V. NCR Solutions de Mexico S. de R.L. de C.V.	Mexico Mexico

NCR Nederland N.V.

NCR EMEA Regional Care Center B.V.

NCR Financial Shared Services Center B.V.

NCR Dutch Holdings C.V.

NCR Dutch Holdings B.V.

NCR Aftermarket B.V.

NCR EMEA Service Logistics Center, B.V.

NCR Netherlands Holdings C.V.

Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands
NCR (NZ) Corporation	New Zealand
NCR (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A. NCR Corporation de Panama, S.A.	Panama Panama
NCR del Peru S.A.	Peru
NCR Corporation (Philippines) NCR Software Corporation (Philippines) NCR Cebu Development Center, Inc.	Philippines Philippines Philippines
NCR Polska Sp.z.o.o.	Poland
NCR Portugal-Informatica, Lda	Portugal
NCR A/O	Russia
NCR Singapore Pte Ltd NCR Asia Pacific Pte Ltd.	Singapore Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
NCR (Switzerland) GmbH National Registrierkassen AG	Switzerland Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
NCR Bilisim Sistemleri LS	Turkey
NCR Ukraine Limited	The Ukraine

NCR UK Partners LLP

NCR UK Finance Ltd.

NCR UK Group Limited

NCR UK Holdings Limited

NCR Limited

NCR Properties Limited

Express Boyd Limited

NCR Financial Solutions Group Limited

Eurographic Industries Ltd.

United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom United Kingdom
NCR Zimbabwe (Private) Limited N Timms & Co. (Private) Limited	Zimbabwe Zimbabwe